Exhibit 21

                      LIST OF SUBSIDIARIES OF THE COMPANY

The following lists the subsidiaries of United States Filter Corporation as of June 22, 1995, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly.

Name                                             State (Country) of Incorporation
- ----                                             -------------------------------
Continental Penfield Corporation                                Delaware
Continental Water Conditioning of the Bay Area                  California
Establissements Crouzat S.A.                                    France
Illinois Water Treatment, Inc.                                  Delaware
Ionpure Aktiebrav                                               Sweden
Ionpure Technologies B.V.                                       Holland
Ionpure Technologies (Ireland) Limited                          Ireland
Ionpure Technologies S.A.                                       Spain
Ionpure Technologies, S.A.R.L.                                  France
Ionpure Technologies S.r.l.                                     Italy
Ionpure Technologies Wassersysteme GmbH                         Germany
Ionpure Technologies Ltd.                                       United Kingdom
Permtek, Ltd.                                                   Hong Kong
The Permutit Company Limited                                    United Kingdom
The Permutit Company Pty. Limited                               Australia
Permutit New Zealand Limited                                    New Zealand
Sanilo S.A.                                                     France
Sation, S.L.                                                    France
Scientinor S.A.R.L.                                             France
Seral Erich Alhauser GmbH                                       Germany
Seral Reinstwassersyusteme GmbH                                 Germany
Smogless S.p.A                                                  Italy
Societe des Ceramiques Techniques                               France
U.S. Filter de Argentina S.A.                                   Argentina
U.S. Filter/Arrowhead, Inc.                                     Delaware
U.S. Filter Cuernavaca, S.A. de C.V.                            Mexico
U.S. Filter, Inc. Warrendale, PA                                Delaware
U.S. Filter/Ionpure Inc.                                        Delaware
U.S. Filter Latin America, Inc.                                 Mexico
U.S. Filter/Marlboro, Inc.                                      New Jersey
U.S. Filter de Mexico, S.A. de C.V.                             Mexico
U.S. Filter/Permutit, Inc.                                      Delaware
U.S. Filter Recovery Services, Inc.                             Delaware
U.S. Filter Servicios Filtermix, S.A. de C.V.                   Mexico
U.S. Filter Sistemas de Venezuela, S.A.                         Venezuela
U.S. Filter/Whittier, Inc.                                      Delaware